Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2014

	Mariposa Health Inc.	Mariposa Health Limited	Combined Historical		Pro Forma Adjustments	Consolidated Pro Forma
	$	$	$		$	$
ASSETS

CURRENT ASSETS
Cash and cash equivalents	-	26,319	26,319			26,319
Other assets	-	2,134	2,134			2,134
TOTAL CURRENT ASSETS	-	28,453	28,453			28,453

NON-CURRENT ASSETS
Investment in Subsidiary	-	-		1	7,218	-
				3	(7,218)
Intangible assets, net	-	778,308	778,308			778,308
TOTAL NON-CURRENT ASSETS	-	778,308	778,308			778,308
TOTAL ASSETS	-	806,761	806,761			806,761

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Trade and other payables	4,054	547,050	551,104	2	(99,429)	451,675
Related party notes payable		-	-			-
Convertible note payable		653,565	653,565	2	(346,005)	307,560
TOTAL CURRENT LIABILITIES	4,054	1,200,615	1,204,669			759,235

NON-CURRENT LIABILITIES	-	-	-			-

TOTAL NON-CURRENT LIABILITIES	-	-	-			-
TOTAL LIABILITIES	$4,054	$1,200,615	$1,204,669			$759,235

STOCKHOLDERS' DEFICIT
Common stock	2,000	3,865,539	3,867,539	3	(4,310,973)	2,000.
				2	445,434
Additional paid in capital	2,155	-	2,155	1	7,218	9,373
Other accumulated comprehensive income		204,749	204,749			204,749
Accumulated deficit	(8,209)	(4,464,142)	(4,472,351)	3	4,303,755	(168,596)

TOTAL STOCKHOLDERS' DEFICIT	(4,054)	(393,854)	(397,908)			47,526

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	-	806,761	806,761			806,761

Pro Forma Adjustments

#1 Investment in Subsidiary	7,218
Additional paid in capital		7,218

To record investment for Mariposa Health Limited of 7,218,022 shares at $0.001

#2 Convertible Note	346,005
Accruals (Interest)	99,429
Additional paid in capital		445,434
To record the conversion of 60% of Convertible to Shares

#3 Investment in Subsidiary		7,218
Common stock	4,310,973
Accumulated deficit		4,303,755

To record the elimination of Mariposa Health Limited Investment and adjust for reverse merger

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

For Nine Months to March 31, 2015

	Mariposa Health Inc.	Mariposa Health Limited	Combined Historical	Pro Forma Adjustments	Consolidated Pro Forma
	$	$	$	$	$
Revenue	-	-	-		-
Cost of revenue	-	-	-		-
Gross profit	-	-	-		-

Operating Expenses

Research and development	-	126,180	126,180		126,180
Compensation, directors and officers	-	181,820	181,820		181,820
Depreciation and amortization	-	48,682	48,682		48,682
General and administration expenses	4,054	461,247	465,301		465,301
Total operating expenses	4,054	817,929	821,983		821,983

Loss from operations	(4,054)	(817,929)	(821,983)		(821,983)

Other Income (Expense)
Interest income	-	97	97		97
Financing costs	-	(66,330)	(66,330)		(66,330)
Total Other Income (Expense)	-	(66,233)	(66,233)		(66,233)

Loss from operations before income taxes	(4,054)	(884,162)	(888,216)		(888,216)
Provision for income taxes	-	-	-		-

Net loss	(4,054)	(884,162)	(888,216)		(888,216)
Other comprehensive (loss) income
Foreign currency translation		78,929	78,929		78,929
Comprehensive loss	(4,054)	(805,233)	(809,287)		(809,287)

Net loss per share
Basic and Diluted:
Basic			$(0.444)		$(0.096)
Diluted			$(0.444)		$(0.096)

Weighted average number of shares used in computing basic and diluted net loss per share:

Basic			2,000,000	7,218,022	9,218,022
Diluted			2,000,000	7,218,022	9,218,022

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For Nine Months to March 31, 2015

	Mariposa Health Inc.	Mariposa Health Limited	Combined Historical	Pro Forma Adjustments	Consolidated Pro Forma
	$	$	$	$	$
Net loss from operations	(4,054)	(884,162)	(888,216)		(888,216)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	-	48,682	48,682		48,682
Other Non-Cash Operating Expenses	-	292,513	292,513		292,513
(Increase) decrease in assets:			-		-
Other receivables	-	2,487	2,487		2,487
Increase (decrease) in current liabilities:			-		-
Trade and other payables	4,054	245,887	249,941		249,941
Net cash used in operating activities	-	(294,593)	(294,593)		(294,593)

Cash flows from financing activities
Proceeds from convertible note	-	85667	-		-
Proceed from issuance of shares	-	234,236	234,236		234,236
Net cash provided by financing activities	-	319,903	234,236		234,236

Effect of exchange rate changes	-	(3,404)	(3,404)		(3,404)

Net increase (decrease) in cash and cash equivalents	-	21,906	21,906		21,906
Cash and cash equivalents at the beginning of the period	-	4,413	4,413		4,413

Cash and cash equivalents at the end of the period	-	26,319	26,319		26,319

Supplemental disclosures
Cash paid during the period for:
Income tax payments	$-	$-	$-		$-
Interest payments	$-	$-	$-		$-